UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 7, 2004

Date of Earliest Event Reported: June 4, 2004

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Item 5. Other Events

On June 4, 2004 Plains Exploration & Production Company (PXP) issued the following press releases: (i) Nuevo Energy Company Announces Call for Redemption of Outstanding 5.75% Convertible Debentures Due 2026 and Related $2.875 Trust Preferred Securities; and (ii) Nuevo Energy Company Provides Further Information Relating to Redemption of Outstanding 5.75% Convertible Debentures Due 2026 and Related $2.875 Trust Preferred Securities.

Item 7. Financial Statements and Exhibits

(c)	Exhibit 99.1 – Press Release dated June 4, 2004.

Exhibit 99. 2 – Press Release dated June 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: June 7, 2004	/s/ John F. Wombwell
John F. Wombwell
Executive Vice President, General Counsel and Secretary

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